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Exhibit 4.2

RAINING DATA CORPORATION
REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of September 27, 2001, by and among RAINING DATA CORPORATION, a Delaware corporation (the "COMPANY") and ASTORIA CAPITAL PARTNERS, L.P., a California limited partnership (the "HOLDER").

RECITALS

        WHEREAS, the Company and the Holder has entered into a certain Common Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"), which provides for the sale and issuance by the Company of One Million Seven Hundred Sixty Thousand (1,760,000) shares of its Common Stock, $0.10 par value (the "COMMON STOCK") and the purchase by the Holder of that number of shares of Common Stock as indicated in the Purchase Agreement of the Holder;

        WHEREAS, in order to induce the Holder to execute and deliver the Purchase Agreement, the Company desires to grant, and the Holder desires to be granted, the rights created herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.    REGISTRATION RIGHTS.    The Company covenants and agrees as follows:

        Definitions. For purposes of this Section 1:

          (a)  The term "ACT" means the Securities Act of 1933, as amended.

          (b)  The Term "CLOSING DATE" shall have the same meaning as in the Purchase Agreement and shall refer to the closing date of the purchase of the shares of Common Stock under the Purchase Agreement.

          (c)  The term "COMMON STOCK" means the Common Stock of the Company.

          (d)  The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (e)  The term "HOLDER" means any person owning Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.

          (f)    The term "1934 ACT" means the Securities Exchange Act of 1934, as amended.

          (g)  The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

          (h)  The term "REGISTRATION PERIOD" means the period between the date of this Agreement and the earlier of (i) the date on which all of the Registrable Securities have been sold and no further Registrable Securities may be issued in the future, (ii) the date on which all the Registrable Securities (in the opinion of the Holder' counsel) may be immediately sold without registration and without limitation as to volume by the Holder thereof as to the number of Registrable Securities to be sold, pursuant to Rule 144 or otherwise, or (iii) the fourth anniversary of the date of this Agreement; plus the number of days equal to the period or periods of delay or suspension pursuant to Section 1.14(b) hereof.

          (i)    The term "REGISTRABLE SECURITIES" means (1) the Common Stock of the Company issuable or issued to the Holder pursuant to the Purchase Agreement; (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (1) above; and (3) any securities into which any of the foregoing shares are converted or for which any of the foregoing shares are exchanged pursuant to any reorganization or business combination in which the Company is involved; excluding in all cases, however, any Registrable Securities sold by a person (x) in a transaction in which his or its rights under this Section 1 are not assigned, (y) pursuant to a Registration Statement that has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, or (z) in a transaction in which such Registrable Securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Act.

          (j)    The term "REGISTRATION STATEMENT" means a registration statement of the Company filed under the 1934 Act.

          (k)  The term "SEC" shall mean the Securities and Exchange Commission.

        1.1    Mandatory Registration.    The Company will file with the SEC a Registration Statement on Form S-3 registering the Registrable Securities and any other securities that the Company may determine in its discretion to include in the Registration Statement within three (3) months after the Closing Date of the purchase of the shares of Common Stock under the Purchase Agreement ("Closing Date"). If a Form S-3 is not available at that time, then the Company will file a Registration Statement on such other form as is then available to effect a registration of the Registrable Securities and any other securities that the Company may determine in its discretion to include in the Registration Statement, subject to the consent of the Holder, which consent will not be unreasonably withheld.

        1.2    Effectiveness of the Registration Statement.    The Company will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to Section 1.1 above to be declared effective by the SEC as soon as practicable after filing, or if such efforts do not succeed, as soon as practicable thereafter (the "REQUIRED EFFECTIVE DATE"). The Company's commercially reasonable efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will use its best efforts to cause the Registration Statement to be effective within five (5) business days after such SEC notification. Once the Registration Statement is declared effective by the SEC, the Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective throughout the Registration Period, subject to the rights of the Company under Section 1.14 hereof.

        1.3    Limitations on Mandatory Registration.    The Company shall not be required to effect a registration pursuant to Sections 1.1 or 1.2 hereof:

          (a)  to the extent excepted or not required by Section 1.6(c) hereof; or

          (b)  after the Company has effected a registration of Registrable Securities pursuant to Sections 1.1 and 1.2, and such registration has been declared or ordered effective; or

          (c)  if the Company shall furnish to Holder within twenty (20) days prior to the Required Effective Date, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the board of directors of the Company, it would be detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the Required Effective Date, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, and provided further that the Company shall not register any other of its shares of Common Stock during such 90 day period.

        1.4    Company Voluntary Registration/Piggyback Rights.    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) any of its capital stock under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock or option or employee benefit plan, a registration relating to a corporate reorganization (including securities issued by the Company in an acquisition transaction) or a transaction under Rule 145 of the Act, a registration on any form (including Form S-4 and Form S-8) that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), then the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given to the Company within fifteen (15) days after receipt from the Company of notice of such pending registration, the Company shall, subject to the provisions of Sections 1.3(c) and 1.14, use its best efforts to cause a Registration Statement to become effective, which includes all of the Registrable Securities that the Holder has requested to be registered. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Holder as part of the above-described written notice. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation would be necessary to effect an orderly public distribution, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which the Holder has requested inclusion hereunder. Any exclusion of Registrable Securities will be made pro rata among all holders of the Company's securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders. However, the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities. The Holder may not participate in any distribution of Common Stock under this Section 1.4 unless the Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements or other plan of distribution approved by the Company in its sole discretion, (ii) completes and executes all questionnaires, powers of attorney,indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or other plan of distribution, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, and legal expenses of the underwriter, applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company under the terms of this Agreement.

        1.5    Mandatory Form S-3 Registration Right Preserved.    No right to registration of Registrable Securities under Section 1.4 limits in any manner the registration required under Section 1.1 above. The obligations of the Company under Section 1.4 expire upon the earlier of (i) the effectiveness of the Registration Statement filed pursuant to Section 1.1 above, (ii) after the Company has afforded the opportunity for the Holder to exercise registration rights under Section 1.4 for one registration (provided however that if the Holder has had any Registrable Securities excluded from any Registration Statement in accordance with Section 1.4, the Holder may include in any additional Registration Statement filed by the Company the Registrable Securities so excluded), or (ii) upon the end of the Registration Period.

        1.6    Obligations of the Company.

        Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible in connection therewith:

          (a)  prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement;

          (b)  furnish to the Holder (i) a draft copy of the Registration Statement, and (ii) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

          (c)  use best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions in the United States as shall be reasonably requested by the Holder; provided however that notwithstanding any contrary provision hereof, the Company is not required, in connection with such obligations, to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause material expense or burden to the Company, or (v) make any change in its certificate of incorporation or bylaws, which in each case the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

          (d)  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, subject to the other provisions hereof;

          (e)  notify the Holder, at any time when a prospectus relating to a Registration Statement covering the Registrable Securities is required to be delivered under the Act, of (i) the issuance of any stop order by the SEC in respect of such Registration Statement, or (ii) to the extent of the actual knowledge of the Company, the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f)    cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

          (g)  provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such

        Registrable Securities, in each case not later than the effective date of such registration.

        1.7    Information from Holder.

        It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of the Holder that it shall furnish to the Company such information regarding the Holder, the Registrable Securities held it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities of the Holder.

        1.8    Expenses of Registration.

        All expenses incurred in connection with a registration hereunder (other than underwriting discounts and commissions and the fees and disbursements of legal counsel and advisors for the Holder), including (without limitation) all registration, filing and qualification fees (including any Blue Sky fees), printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company, provided however that the Company will pay up to a total of $15,000 in legal fees for a single legal counsel for the Holder in connection with the mandatory registration provided by Section 1.1 hereof. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.4 if the registration request is subsequently withdrawn at the request of the Holder (in which case the Holder shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration), provided however that if such withdrawal is based on a material adverse change in the condition, business or prospects of the Company from that known to the Holder at the time of their request and the Holder has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holder shall not be required to pay any of such expenses and shall retain its rights pursuant to Section 1.4.

        1.9    Delay of Registration.

        The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

        1.10    Indemnification.

        In the event any Registrable Securities are included in a Registration Statement under this Section 1:

          (a)  To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the partners or officers, directors and stockholders of the Holder, legal counsel, investment advisors and accountants for the Holder, any underwriter (as defined in the Act) for the Holder and each person, if any, who controls the Holder or underwriter, within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse the Holder, partner, officer, director, stockholder, counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Holder or underwriter, or any person controlling the Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b)  To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.10(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by the Holder.

          (c)  Promptly after receipt by an indemnified party under this Section 1.10 of actual knowledge of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall promptly assume the defense of the indemnified party with counsel reasonably satisfactory to the indemnified party, and the fees and expenses of such counsel shall be at the sole cost and expense of the indemnifying party. The indemnified party will cooperate with the indemnifying party in the defense of any action, proceeding, or investigation for which the indemnified party assumes the defense. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel in any such action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed promptly to assume the defense of such action, proceeding, or investigation and employ counsel reasonably satisfactory to the indemnified party, or (iii) in the reasonable judgment of the indemnified party there may be one or more defenses available to the indemnified party which are not available to the indemnifying party with respect to such action, claim, or proceeding due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnifying party shall not have the right to assume the defense of such action, proceeding, or investigation on behalf of the indemnified party. The indemnifying party shall not be liable for the settlement by the indemnified party of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The indemnifying party shall not enter into any settlement in any action, suit, or proceeding to which the indemnified party is a party, unless such settlement includes a general release of the indemnified party with no payment by the indemnified party of consideration. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d)  If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. In no event shall any contribution under this subsection 1.10(d) exceed the net proceeds from the offering received by the Holder, less any amounts paid under subsection 1.10(b).

          (e)  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)    The obligations of the Company and the Holder under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 1, and otherwise.

        1.11    Reports Under Securities Exchange Act of 1934.

        With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to exercise its best efforts at all times to:

          (a)  make and keep public information available, as those terms are understood and defined in SEC Rule 144; or

          (b)  file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c)  furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

        1.12    Assignment of Registration Rights.

        The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related rights and obligations) by the Holder to a transferee or assignee of such securities that (i) is a subsidiary, affiliate, parent, partner, limited partner, retired partner or stockholder of the Holder, (ii) is the Holder's immediate family member (spouse or child) or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 20,000 shares of the Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and provided further that the Company shall have no obligation to any transferee prior to receiving such notification of transfer; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and the Purchase Agreement of Holder, including without limitation the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and the Purchase Agreement.

        1.13    "Market Stand-Off" Agreements.    Notwithstanding any other provision of this Agreement:

          (a)  The Holder agrees that it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities for a period of 180 days from the Closing Date, provided however that the Holder may distribute Registrable Securities to the constituent partners of the Holder on a pro rata basis during such period if: (i) the Company is, within a reasonable time after such distribution, furnished with written notice of the name and address of such distributee and the securities with respect to which such registration rights are being distributed, and provided further that the Company shall have no obligation to any distributee prior to receiving such notification; (ii) such distributee agrees in writing to be bound by and subject to the terms and conditions and covenants of this Agreement and the Purchase Agreement of the Holder, including without limitation the provisions of Section 1.14 below; and (iii) such distribution shall be effective only if immediately following such event the further disposition of such securities by the distributee is restricted under the Act and the Purchase Agreement of the Holder; and provided further that the foregoing shall not limit or affect any of the representations or warranties of the Holder under the Purchase Agreement of the Holder; and

          (b)  The Holder further agrees that, upon request of the Company's or the underwriters managing an underwritten offering of any of the Company's securities, Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 180 days following the effective date of such Registration Statement as may be requested by the underwriters, provided that all officers and directors and greater than five (5%) stockholders of the Company enter into similar agreements.

        1.14    Suspension of Registration.

          (a)  The Company will notify the Holder of the happening of any event of which the Company has knowledge as a result of which any prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will make such notification as promptly as practicable after the Company becomes aware of the event, will promptly (but in no event more than fifteen (15) business days thereafter) prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to the Holder as it may reasonably request.

          (b)  Notwithstanding any provision to the contrary contained in this Agreement, if in the good faith judgment of the Company resales of Registrable Securities made pursuant to the Registration Statement might require disclosure of material information that (i) might interfere with or affect any financing, acquisition, or other significant transaction being contemplated by the Company, whether or not a final determination has been made to undertake such transaction, or (ii) the Company has a bona fide business purpose for preserving as confidential, and, with respect to each of the foregoing that the Company is not otherwise required by applicable securities laws or regulations to disclose, the Company will have the right to delay the effectiveness of the Registration Statement or suspend the use of the Registration Statement for a period of not more than 30 consecutive days and for no more than 90 days in the aggregate during any twelve (12) month period; provided however such 30 day period may upon notice to the Holder be extended for up to an additional 30 days if such additional time is reasonably necessary to complete financial statements or reports or other disclosure materials reasonably necessary to be disclosed in the Registration Statement.

          (c)  Subject to the Company's rights under this Section 1.14, the Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time and to notify the Holder of the issuance of such order and the resolution thereof.

        If the use of the Registration Statement is suspended by the Company, the Company will promptly give notice of the suspension to the Holder, and will promptly notify the Holder as soon as the use of the Registration Statement may be resumed.

2.    MISCELLANEOUS

        2.1    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California, and without reference to the principles of conflicts of law. All disputes arising under this Agreement shall be brought in the Superior Court of the State of California in San Francisco County or the Federal Court for the Northern District of California, and such courts shall have exclusive jurisdiction over disputes under this Agreement. Each of the parties expressly consents to jurisdiction and venue in the state and federal courts located in the State of California, San Francisco County, for all purposes of this Agreement or any dispute or controversy hereunder.

        2.2    Successors and Assigns.    Subject to Section 1.12 hereof, the Holder shall not have any right to assign or transfer this Agreement or any of its rights or obligations hereunder to any third person or entity without the prior written consent of the Company, which may be withheld in its sole discretion. Except as limited by the foregoing, the provisions hereof shall inure to the benefit of and be binding upon the parties and the respective officers, directors, stockholders, affiliates, partners, members, agents, representatives, successors, assigns, heirs, devisees, spouses, executors and administrators of each of the parties hereto. Without limiting the generality of the foregoing, and notwithstanding anything in Section 1.3(b) to the contrary, each successor to the Company shall be bound hereunder to register any Registrable Securities issued by such successors upon the conversion or exchange of other Registrable Securities in connection with a business combination or reorganization in which such successor is involved, even if the predecessor Registrable Securities were registered pursuant to Section 1.1. and 1.2 and the applicable registration statement has been declared or ordered effective.

        2.3    Entire Agreement.    This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof; and any prior or contemporaneous agreements, promises, understandings, covenants, conditions, representations or warranties of any kind or nature with regard to said subject matter not expressly set forth herein, whether written or oral or express or implied, shall be superseded and of no force or effect. Any modification or amendment or waiver of this Agreement must be in writing and signed by both parties to be valid.

        2.4    Waiver; Remedies.    Any failure to enforce or delay in enforcing any of rights or obligations for the benefit of a party shall not be treated as a waiver thereof. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

        2.5    Notices, Etc.    All notices, requests, demands and other communications required or permitted to be given hereunder ("Notices") shall be in writing and shall be delivered prepaid (a) by personal delivery, (b) by a nationally recognized overnight courier service, (c) by United States first class registered or certified mail return receipt requested, or (d) by telefacsimile, using equipment that provides written confirmation of receipt, addressed to the other party at the address or facsimile number for such party provided herein; and the date of notice shall be the earlier of (i) actual receipt of notice by any permitted means, or (ii) three (3) business days following dispatch by overnight delivery service or the United States Mail; provided however any notice delivered by telefacsimile shall be effective only if the facsimile is legible and if a confirming copy is sent by any other permitted means hereunder within ten (10) days after transmission. All Notices shall be addressed: (x) if to the Holder, at the Holder's address or telefacsimile number set forth on the signature page hereof, or at such other address or number as the Holder shall have furnished to the Company in writing for such purpose, or (y) if to the Company, at its address or telefacsimile number set forth on the signature page hereof, to the attention of the President of the Company, or at such other address or number as the Company shall have furnished in writing to the Holder for such purpose, with a copy to: Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, Attention: Stafford Matthews, Esq.

        2.6    Counterparts.    This Agreement may be executed in one or more counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        2.7    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        2.8    Interpretation.    The titles and section headings set forth in this Agreement are for convenience only. When the context requires, the plural shall include the singular and the singular the plural, and any gender shall include all other genders. No provision of this Agreement shall be interpreted or construed against any party because such party or its counsel was the drafter thereof. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation. Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

        2.9    Attorneys' Fees.    In the event suit is brought to enforce or interpret any part of this Agreement or any of the rights or obligations of any party hereunder, the prevailing party shall be entitled to recover as an element of such party's costs of suit, and not as damages, reasonable attorneys' fees and expenses, court costs and expert witness fees and costs.

        2.10    Expenses.    Each of the parties shall bear all of its own costs and expenses incurred in connection with the negotiation of this Agreement, including legal and accounting fees incurred in connection therewith.

        IN WITNESS WHEREOF, the parties hereto have entered into and executed this Registration Rights Agreement as of the date first above written.

RAINING DATA CORPORATION
By:	/s/ GEOFFREY WAGNER Geoffrey Wagner, Chairman	Date Signed:	9/27/2001
17500 Cartwright Road Irvine, California 92614-5846 Attn: President Fax: (949) 250-8187
HOLDER:
ASTORIA CAPITAL PARTNERS, L.P.
By:	Astoria Capital Management, Inc., Its General Partner
By:	/s/ RICHARD W. KOE Richard Koe, President	Date Signed:	9-27-01
6600 92nd Avenue S.W. Suite 370 Portland Oregon 97223 Fax: (503) 244-3801

SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

        THIS SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is entered into as of April 3, 2002, by and among Raining Data Corporation fka Omnis Technology Corporation, a Delaware corporation (the "Company"), and Astoria Capital Partners, L.P., a California limited partnership (the "Holder").

RECITALS

A.
The Company and the Holder previously entered into that certain Registration Rights Agreement (the "Agreement") dated as of September 27, 2001 by and among the Company and the Holder.

B.
Under the terms of the Agreement, the Company is required to file a registration statement within three (3) months of the Closing Date (as defined in the Agreement).

C.
The Company and the Holders desire to amend the Agreement to reflect the revised date for the filing and effectiveness of the Company's mandatory registration obligation.

AGREEMENT

1.
Capitalized Terms.    Capitalized terms used but not defined herein shall have the same meanings as set forth in the Agreement.

2.
Amendments.    Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

          1.1  Mandatory Registration.    The Company will file with the SEC a Registration Statement on Form S-3 registering the Registrable Securities and any other securities that the Company may determine in its discretion to include in the Registration Statement by June 30, 2002. If a Form S-3 is not available at that time, then the Company will file a Registration Statement on such other form as is then available to effect a registration of the Registrable Securities and any other securities that the Company may determine in its discretion to include in the Registration Statement, subject to the consent of the Holder, which consent will not be unreasonably withheld.

3.
No Other Amendments.    Except as amended hereby, all other provisions of the Agreement shall remain unmodified and in full force and effect.

4.
Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of California.

5.
Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hand as of the day and year first written above.

RAINING DATA CORPORATION fka OMNIS TECHNOLOGY CORPORATION
By:	/s/ CARLTON H. BAAB
Name:	Carlton H. Baab
Title:	President and CEO
HOLDER:
ASTORIA CAPITAL PARTNERS, L.P.
By:	Astoria Capital Management, Inc., Its General Partner
By:	/s/ RICK KOE Rick Koe

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  Exhibit 4.2